Exhibit 10.31

SIXTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2005, by substituting the following for Section 1.36(g) of the Plan, in its entirety:

“(g) Effective for Plan Years beginning on and after January 1, 2005, all hours, years and/or other periods of service that an Employee had with an Acquired Employer shall be credited toward Years of Service under the terms and conditions of this Section solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 13th day of October 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer